Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER SALES UP 20% TO $63.4 BILLION
SEATTLE—(BUSINESS WIRE) July 25, 2019—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2019.
Operating cash flow increased 65% to $36.0 billion for the trailing twelve months, compared with $21.8 billion for the trailing twelve months ended June 30, 2018. Free cash flow increased to $25.0 billion for the trailing twelve months, compared with $10.4 billion for the trailing twelve months ended June 30, 2018. Free cash flow less principal repayments of finance leases and financing obligations increased to $16.1 billion for the trailing twelve months, compared with $4.1 billion for the trailing twelve months ended June 30, 2018. Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations increased to $13.0 billion for the trailing twelve months, compared with $546 million for the trailing twelve months ended June 30, 2018.
Common shares outstanding plus shares underlying stock-based awards totaled 510 million on June 30, 2019, compared with 506 million one year ago.
Net sales increased 20% to $63.4 billion in the second quarter, compared with $52.9 billion in second quarter 2018. Excluding the $814 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 21% compared with second quarter 2018.
Operating income increased to $3.1 billion in the second quarter, compared with operating income of $3.0 billion in second quarter 2018.
Net income increased to $2.6 billion in the second quarter, or $5.22 per diluted share, compared with net income of $2.5 billion, or $5.07 per diluted share, in second quarter 2018.
“Customers are responding to Prime’s move to one-day delivery — we’ve received a lot of positive feedback and seen accelerating sales growth,” said Jeff Bezos, Amazon founder and CEO. “Free one-day delivery is now available to Prime members on more than ten million items, and we’re just getting started. A big thank you to the team for continuing to make life easier for customers.”
Highlights

•
Prime Day was once again the largest shopping event in Amazon history with more than one million deals exclusively for Prime members. Over the two days of Prime Day, on July 15 and 16, sales surpassed the previous Black Friday and Cyber Monday combined. Prime Day was also the biggest event ever for Amazon devices, when comparing two-day periods. Amazon welcomed more new Prime members on July 15 than any previous day, and almost as many on July 16 — making these the two biggest days ever for member signups. In addition, Prime members received tens of millions of dollars in savings when shopping from Whole Foods Market and bought more than $2 billion of products from independent small and medium-sized businesses. Millions of people worldwide streamed Prime Day events, including the Prime Day Concert presented by Amazon Music and headlined by 10-time GRAMMY Award-winning artist Taylor Swift.

•
Amazon hosted thousands of attendees at re:MARS, a new Artificial Intelligence (AI) conference focused on machine learning, automation, robotics, and space. There were over one hundred talks, sessions, and workshops held by Amazon and industry leaders that showcased leading advancements in robotics and automation, including telerobotic hands that transmit touch to haptic gloves from HaptX, SynTouch, and Shadow Robot Company; an electric adventure vehicle from Rivian that integrates with Alexa; and an autonomous flying microbot from the Wyss Institute at Harvard University. Amazon also announced Prime Air’s new drone delivery design; a new AI-driven approach for Alexa skill developers called Alexa Conversations; and the Pegasus Drive sortation robot, used in Amazon sortation centers.

•	Amazon introduced the all-new Echo Show 5, which features a compact design, 5.5-inch display, rich sound, HD camera, and built-in camera shutter.

•
Amazon introduced the all-new Kindle Oasis, featuring its best Paperwhite display with the next generation of e-ink technology, which includes fast page turns, waterproofing, a color adjustable front light, and six months of Kindle Unlimited for free.

•
Amazon introduced the all-new Fire 7, the next generation of our best-selling tablet, featuring a faster processor, 16 GB of internal storage with support for up to 512 GB more via microSD, and hands-free access to Alexa.

•
Amazon announced the all-new Fire 7 Kids Edition tablet and Echo Dot Kids Edition, as well as the new Alexa Skill Blueprints that let families create personalized skills for Alexa-enabled devices. These devices rely on Amazon FreeTime, a service that helps parents manage the ways their kids interact with technology.

•
The number of Alexa-compatible smart home devices continues to grow, with more than 60,000 smart home products from over 7,400 unique brands. Additionally, Alexa Guard, a feature that helps customers protect their home by detecting the sounds of smoke alarms, carbon monoxide alarms, and glass breaking, is now widely available across the U.S. Alexa Guard can also be connected to customers’ existing ADT or Ring alarm systems.

•
There are now hundreds of third-party devices with Alexa built-in. Customers can access Alexa at home through select TVs from LG and ecobee’s newest smart thermostat, or on-the-go with new headphones from Bose and Jabra. Alexa is now integrated into even more vehicles from Lexus and Toyota, as well as select BMW and MINI vehicles in Germany and the U.K. Additionally, Garmin, iOttie, and Nextbase launched new automotive accessories that make it easy for customers to add Alexa to their current vehicle.

•
Amazon continues to expand Alexa’s features and capabilities. Alexa Announcements, which allows customers to broadcast a one-way message to their Alexa devices, is now available in Germany, France, Spain, Italy, and Mexico. Additionally, customers in the U.K. can make outbound calls with Alexa Outbound Calling, and with eligible Vodafone plans, can place and receive calls from an Echo device using their mobile number.

•
Customers can now set an Alexa Routine timed to sunset, sunrise, or when an alarm is dismissed; and delete their voice recordings by saying “Alexa, delete what I just said” or “Alexa, delete everything I said today.” Additionally, Amazon launched the Alexa Privacy Hub, which provides customers with information and control over their Alexa experience.

•	In Japan, Germany, and the U.K., Amazon introduced the ability for Alexa developers to earn money using in-skill purchasing for their skills.

•	Fire TV now has more than 34 million active users worldwide and continues to be the #1 streaming media player family in the U.S., U.K., Germany, Japan, and India.

•
Amazon and Google launched the official YouTube app on Fire TV devices and Fire TV Edition smart TVs, and released the Prime Video app for Chromecast, Chromecast built-in devices, and Android TV devices.

•	Prime Video received 47 Emmy nominations for its original programming, more than double from last year, including 20 nominations for The Marvelous Mrs. Maisel and 11 nominations for Fleabag.

•
Prime Video premiered the Jonas Brothers documentary Chasing Happiness, and Original Series Good Omens, based on the novel by Neil Gaiman. In addition, Prime Video will debut new Original Series The Boys, from creators Evan Goldberg and Seth Rogen, on July 26, and Carnival Row, starring Orlando Bloom and Cara Delevingne, on August 30.

•
AmazonFresh expanded to Las Vegas with options for ultrafast one- and two-hour delivery, and introduced an expanded selection of products including tens of thousands of grocery items, plus bestselling items from Amazon.com.

•
Amazon continues to expand grocery delivery from Whole Foods Market, and is now available in nearly 90 metros in the U.S., offering Prime customers free delivery in as fast as an hour on thousands of natural and organic groceries and locally-sourced items.

•
Amazon Go, with a checkout-free experience enabled by our Just Walk Out Technology, expanded to New York City with two new stores. Amazon Go now has thirteen stores open in Seattle, Chicago, San Francisco, and New York.

•	Amazon Beauty announced that HAUS Laboratories, an exclusive makeup collection co-created by Lady Gaga and makeup artist Sarah Tanno, is now available for pre-order to customers worldwide.

•
Amazon Fashion introduced new, innovative shopping experiences, including The Drop, which gives customers in more than one hundred countries and regions exclusive access to limited-edition collections designed by fashion influencers via the Amazon App, and StyleSnap, an AI-powered feature that lets customers shop by simply taking a photograph or screenshot of an item.

•
Amazon Fashion continues to bring exclusive selection to customers, including clothing for babies and toddlers from Moon and Back in partnership with Hanna Andersson; a Levi’s collaboration to bring custom Levi’s Iconic 501 for him and Levi’s 721 High-Rise for her designed by pro football player Sterling Shepard and supermodel Chanel Iman Shepard; and Hanes Ultimate Baby collection. Additionally, customers can now shop Russell Wilson’s Good Man Brand, J/Slides, Tommy Hilfiger, and more.

•
Amazon launched Prime in the United Arab Emirates, offering free delivery on millions of local and international items, Prime Video, Twitch Prime, discounted same-day delivery, and Prime exclusive deals.

•	Amazon introduced Amazon Flex in India, a program that provides opportunities for local partners to deliver packages to grow delivery capacity for sellers and increase delivery speed for customers.

•
Amazon published its Small and Medium-Sized Business Impact Report and launched a “Build Your Business with Amazon” website to help entrepreneurs sell in Amazon’s stores. More than 1.9 million small and medium-sized businesses (SMBs), content creators, and developers in the U.S. are currently working with Amazon. SMBs selling in Amazon’s stores have created an estimated 1.6 million jobs worldwide.

•
Amazon began hiring for its Arlington headquarters, with plans to hire 25,000 highly-skilled employees over the next decade. Amazon unveiled development plans for the first phase of construction for its new urban campus, which includes the redevelopment of vacant warehouses into two new LEED Gold-certified buildings, new retail space for area businesses, and centrally-located community green space.

•	Amazon announced that it will hire nearly 12,000 new employees across Europe in 2019, taking its permanent workforce in Europe to nearly 95,000 by the end of 2019.

•
Amazon pledged to upskill 100,000 of its employees across the U.S. by 2025, dedicating over $700 million to provide employees across its corporate offices, tech hubs, fulfillment centers, retail stores, and transportation network with access to training programs that will help them move into more highly-skilled roles within or outside of the company. Programs include Machine Learning University, Amazon Technical Academy, and Career Choice.

•	Amazon was named the Marketplace Innovator of the Year at the 2019 Disability:IN Inclusion Awards for the accessibility of its products, services, and experiences across the company.

•
Amazon announced its latest effort to fight homelessness with an $8 million donation to housing and homeless nonprofits in its HQ regions — $5 million to Plymouth Housing in Seattle and $3 million to the Arlington Community Foundation in Arlington — and an employee donation match campaign to select charities that address housing and homelessness in both regions.

•
Amazon announced the early completion of its commitment to host 50 solar systems on its fulfillment and sortation center rooftops globally by 2020. Additionally, the Solar Energy Industries Association’s 2018 Solar Means Business Report ranked Amazon #1 in the U.S. for the amount of corporate on-site solar installed in 2018 and #2 for the total amount of solar installed to date. Globally, Amazon has 61 operating solar and wind projects that are expected to generate over 1,044 megawatts and deliver over 3.1 million megawatt hours of energy annually.

•
Amazon India introduced the Packaging-Free Shipment program in nine cities, which reduces waste by shipping orders in their original packaging and combining multiple shipments in a reusable crate or a corrugate box. This is one of several initiatives that support Shipment Zero, Amazon’s vision to make all Amazon shipments net zero carbon.

•
Amazon Web Services (AWS) announced several new customer commitments and major migrations during the quarter: National Association for Stock Car Auto Racing (NASCAR) has chosen AWS and Amazon SageMaker as its standard for cloud-based machine learning and artificial intelligence workloads; Emirates NBD, a leading bank in the Middle East, is using AWS machine learning services to build a personalized retail customer banking experience; Hyundai Electric & Energy Systems (Hyundai Electric), Korea’s leading electric power equipment manufacturer, launched a new high performance computing (HPC) system leveraging AWS to accelerate its digital transformation; and Sony Music Entertainment Japan selected Amazon Managed Blockchain in the development of a digital music rights management system.

•
AWS announced the general availability of Amazon Personalize, a fully-managed machine learning service that trains, tunes, and deploys custom, private machine learning models. The service brings the same machine learning technology used by Amazon.com to engage with millions of shoppers to AWS customers, so they can easily develop applications with a wide array of personalization use cases, including specific product recommendations, individualized search results, and customized direct marketing — with no machine learning experience required.

•
AWS announced the general availability of AWS Ground Station, a service that makes it easy and cost-effective for customers to control their satellites using AWS and download data into AWS Global Infrastructure Regions using a fully-managed network of ground station antennas located around the world. With AWS Ground Station, customers can more easily and cost-effectively control satellite operations, ingest satellite data, and integrate the data with applications and other cloud services running in AWS, saving up to 80% of their ground station costs by paying for antenna access time on demand. Capella Space, D-Orbit, Maxar Technologies, Myriota, NSLComm, Open Cosmos, Spire, and Thales Alenia Space are among the customers and partners using AWS Ground Station.

•
AWS announced the general availability of Amazon Managed Blockchain, a fully-managed service that makes it easy to create and manage scalable blockchain networks that allow multiple parties to execute transactions and maintain a cryptographically verifiable record without the need for a trusted, central authority. Amazon Managed Blockchain also scales to support thousands of applications and millions of transactions using popular open source frameworks like Hyperledger Fabric and Ethereum.

•
AWS announced the general availability of Amazon Textract, a fully-managed machine learning service that automatically extracts text and data, including from tables and forms, in virtually any document without the need for manual review, custom code, or machine learning experience. With Amazon Textract, customers can more easily and accurately process millions of document pages in just a few hours, significantly lowering document processing costs, and allowing customers to focus on deriving business value from their text and data instead of wasting time and effort on post-processing.

•
AWS announced the general availability of AWS Control Tower, a service that makes it as easy for customers to set up and continuously govern secure, compliant, multi-account AWS environments as it is to select items from a menu. AWS Control Tower gives customers a pre-configured environment built according to AWS best-practices, with clearly defined rules for security, operations, and compliance. AWS Control Tower provides ongoing governance on how to “get it right” based on AWS’s experience helping thousands of enterprise customers create secure and compliant cloud environments.

•
AWS announced the general availability of AWS Security Hub, a service that gives customers a central place to manage security and compliance across an AWS environment. AWS Security Hub aggregates, organizes, and prioritizes security findings from AWS services such as Amazon GuardDuty, Amazon Inspector, and Amazon Macie, and from a large and growing list of AWS Partner Network solutions, to provide a comprehensive view of a customer's overall security and compliance status.

•
AWS announced the general availability of Amazon Managed Streaming for Apache Kafka (Amazon MSK), a fully-managed service that makes it easy for developers to build and run highly available, secure, and scalable applications based on Apache Kafka without having to worry about managing the underlying infrastructure. Fully compatible with Apache Kafka, it enables customers to easily migrate their on-premises or Amazon Elastic Cloud Compute (Amazon EC2) clusters to Amazon MSK with no code changes.

•
At the AWS Public Sector Summit in Washington, D.C., George Mason University and Northern Virginia Community College, in collaboration with AWS Educate, introduced a Bachelor of Applied Science pathway in cloud computing. This degree offers students a seamless transfer pathway from a two-year associate’s degree to a four-year bachelor’s degree in the cloud, providing a clear path to high-demand careers in cloud computing with AWS partners and customers.

•	Since launching in 2016, the number of databases migrated to AWS using the AWS Database Migration Service has grown to more than 150,000 databases.

•
For the ninth consecutive year, AWS is positioned in the Leader’s quadrant in Gartner’s Magic Quadrant for Cloud Infrastructure as a Service (IaaS), earning the highest placement for “Ability to Execute” and “Completeness of Vision,” and we have widened the gap between AWS and all others in the report.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of July 25, 2019, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Third Quarter 2019 Guidance

•
Net sales are expected to be between $66.0 billion and $70.0 billion, or to grow between 17% and 24% compared with third quarter 2018. This guidance anticipates an unfavorable impact of approximately 30 basis points from foreign exchange rates.

•	Operating income is expected to be between $2.1 billion and $3.1 billion, compared with $3.7 billion in third quarter 2018.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2018	2019	2018	2019	2018	2019

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$17,616	$23,507	$21,856	$32,173	$13,851	$20,536
OPERATING ACTIVITIES:
Net income	2,534	2,625	4,163	6,186	6,275	12,096
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	3,630	5,202	7,301	10,056	13,711	18,097
Stock-based compensation	1,468	1,971	2,651	3,245	4,914	6,012
Other operating expense (income), net	85	80	141	67	240	200
Other expense (income), net	110	(7)	(75)	(142)	(207)	152
Deferred income taxes	(139)	105	3	520	(380)	958
Changes in operating assets and liabilities:
Inventories	(1,090)	(2,100)	1,130	(1,381)	(2,717)	(3,826)
Accounts receivable, net and other	(1,364)	(2,193)	(336)	(2,594)	(4,859)	(6,873)
Accounts payable	2,703	3,668	(7,513)	(2,716)	4,364	8,060
Accrued expenses and other	(205)	(623)	(2,430)	(3,556)	(491)	(653)
Unearned revenue	(283)	390	623	1,278	943	1,806
Net cash provided by (used in) operating activities	7,449	9,118	5,658	10,963	21,793	36,029
INVESTING ACTIVITIES:
Purchases of property and equipment	(3,243)	(3,562)	(6,341)	(6,852)	(13,035)	(13,938)
Proceeds from property and equipment incentives	294	919	665	1,488	1,663	2,927
Acquisitions, net of cash acquired, and other	(866)	(117)	(879)	(1,285)	(14,173)	(2,592)
Sales and maturities of marketable securities	1,660	5,161	4,337	7,804	10,034	11,706
Purchases of marketable securities	(537)	(9,950)	(1,007)	(16,827)	(8,173)	(22,919)
Net cash provided by (used in) investing activities	(2,692)	(7,549)	(3,225)	(15,672)	(23,684)	(24,816)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	96	283	221	473	16,380	1,020
Repayments of long-term debt and other	(149)	(112)	(351)	(464)	(1,564)	(781)
Principal repayments of finance leases	(1,284)	(2,327)	(3,297)	(4,541)	(6,037)	(8,693)
Principal repayments of financing obligations	(57)	(2)	(129)	(3)	(244)	(211)
Net cash provided by (used in) financing activities	(1,394)	(2,158)	(3,556)	(4,535)	8,535	(8,665)
Foreign currency effect on cash, cash equivalents, and restricted cash	(443)	47	(197)	36	41	(119)
Net increase (decrease) in cash, cash equivalents, and restricted cash	2,920	(542)	(1,320)	(9,208)	6,685	2,429
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$20,536	$22,965	$20,536	$22,965	$20,536	$22,965
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$168	$147	$450	$433	$628	$837
Cash paid for operating leases	—	838	—	1,547	—	1,547
Cash paid for interest on finance leases	85	150	159	315	273	536
Cash paid for interest on financing obligations	40	4	95	5	176	105
Cash paid for income taxes, net of refunds	300	283	813	451	1,077	822
Assets acquired under operating leases	—	2,220	—	3,094	—	3,094
Property and equipment acquired under finance leases	2,335	3,307	4,605	5,935	9,631	11,944
Property and equipment acquired under build-to-suit arrangements	795	283	1,536	719	3,128	2,825
______________________________
On January 1, 2019, we adopted accounting guidance amending the accounting for leases, which did not have a material impact on our 2019 operating results. Prior period amounts were not retrospectively adjusted. Under this new guidance, leases we previously referred to as “capital leases” are now referred to as “finance leases.” Leases we previously referred to as “finance leases” are now referred to as “financing obligations.”

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019

Net product sales	$31,864	$35,856	$63,468	$70,139
Net service sales	21,022	27,548	40,460	52,965
Total net sales	52,886	63,404	103,928	123,104
Operating expenses:
Cost of sales	30,632	36,337	61,367	70,257
Fulfillment	7,932	9,271	15,724	17,872
Marketing	2,901	4,291	5,600	7,955
Technology and content	7,247	9,065	14,006	16,991
General and administrative	1,111	1,270	2,177	2,444
Other operating expense (income), net	80	86	143	81
Total operating expenses	49,903	60,320	99,017	115,600
Operating income	2,983	3,084	4,911	7,504
Interest income	94	215	173	398
Interest expense	(343)	(383)	(673)	(749)
Other income (expense), net	(129)	(27)	109	138
Total non-operating income (expense)	(378)	(195)	(391)	(213)
Income before income taxes	2,605	2,889	4,520	7,291
Provision for income taxes	(74)	(257)	(361)	(1,094)
Equity-method investment activity, net of tax	3	(7)	4	(11)
Net income	$2,534	$2,625	$4,163	$6,186
Basic earnings per share	$5.21	$5.32	$8.58	$12.57
Diluted earnings per share	$5.07	$5.22	$8.34	$12.31
Weighted-average shares used in computation of earnings per share:
Basic	486	493	485	492
Diluted	500	503	499	503

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019

Net income	$2,534	$2,625	$4,163	$6,186
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $(1), $(6), $17, and $(8)	(469)	7	(411)	(1)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $0, $(11), $9, and $(11)	1	44	(40)	76
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $0, and $0	1	(1)	1	—
Net unrealized gains (losses) on available-for-sale debt securities	2	43	(39)	76
Total other comprehensive income (loss)	(467)	50	(450)	75
Comprehensive income	$2,067	$2,675	$3,713	$6,261

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019

North America
Net sales	$32,169	$38,653	$62,894	$74,465
Operating expenses	30,334	37,089	59,910	70,614
Operating income	$1,835	$1,564	$2,984	$3,851

International
Net sales	$14,612	$16,370	$29,487	$32,563
Operating expenses	15,106	16,971	30,603	33,253
Operating income (loss)	$(494)	$(601)	$(1,116)	$(690)

AWS
Net sales	$6,105	$8,381	$11,547	$16,076
Operating expenses	4,463	6,260	8,504	11,733
Operating income	$1,642	$2,121	$3,043	$4,343

Consolidated
Net sales	$52,886	$63,404	$103,928	$123,104
Operating expenses	49,903	60,320	99,017	115,600
Operating income	2,983	3,084	4,911	7,504
Total non-operating income (expense)	(378)	(195)	(391)	(213)
Provision for income taxes	(74)	(257)	(361)	(1,094)
Equity-method investment activity, net of tax	3	(7)	4	(11)
Net income	$2,534	$2,625	$4,163	$6,186

Segment Highlights:
Y/Y net sales growth:
North America	44%	20%	45%	18%
International	27	12	31	10
AWS	49	37	49	39
Consolidated	39	20	41	18
Net sales mix:
North America	61%	61%	61%	61%
International	28	26	28	26
AWS	11	13	11	13
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2018	June 30, 2019
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,750	$22,616
Marketable securities	9,500	18,847
Inventories	17,174	18,580
Accounts receivable, net and other	16,677	16,747
Total current assets	75,101	76,790
Property and equipment, net	61,797	64,723
Operating leases	—	21,649
Goodwill	14,548	14,727
Other assets	11,202	13,462
Total assets	$162,648	$191,351
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,192	$36,063
Accrued expenses and other	23,663	26,140
Unearned revenue	6,536	7,475
Total current liabilities	68,391	69,678
Long-term lease liabilities	9,650	35,134
Long-term debt	23,495	23,329
Other long-term liabilities	17,563	10,149
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 514 and 518
Outstanding shares — 491 and 494	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	26,791	30,035
Accumulated other comprehensive loss	(1,035)	(960)
Retained earnings	19,625	25,818
Total stockholders’ equity	43,549	53,061
Total liabilities and stockholders’ equity	$162,648	$191,351

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$18,194	$21,793	$26,604	$30,723	$34,360	$36,029	65%
Operating cash flow -- TTM Y/Y growth	4%	22%	57%	67%	89%	65%	N/A
Purchases of property and equipment, net of proceeds from property and equipment incentives -- TTM	$10,924	$11,372	$11,239	$11,323	$11,316	$11,011	(3)%
Principal repayments of finance leases -- TTM (1)	$5,981	$6,037	$7,016	$7,449	$7,649	$8,693	44%
Principal repayments of financing obligations -- TTM (1)	$235	$244	$277	$337	$266	$211	(14)%
Equipment acquired under finance leases -- TTM (1) (2)	$10,020	$9,631	$9,704	$10,615	$10,909	$11,656	21%
Principal repayments of all other finance leases -- TTM (1) (3)	$—	$—	$—	$—	$76	$176	N/A
Free cash flow -- TTM (4)	$7,270	$10,421	$15,365	$19,400	$23,044	$25,018	140%
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (1) (5)	$1,054	$4,140	$8,072	$11,614	$15,129	$16,114	289%
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (1) (6)	$(2,985)	$546	$5,384	$8,448	$11,793	$12,975	N/A
Common shares and stock-based awards outstanding	504	506	507	507	507	510	1%
Common shares outstanding	485	487	489	491	492	494	1%
Stock-based awards outstanding	19	19	18	16	15	16	(15)%
Stock-based awards outstanding -- % of common shares outstanding	3.9%	3.9%	3.7%	3.2%	3.0%	3.3%	N/A
Results of Operations
Worldwide (WW) net sales	$51,042	$52,886	$56,576	$72,383	$59,700	$63,404	20%
WW net sales -- Y/Y growth, excluding F/X	39%	37%	30%	21%	19%	21%	N/A
WW net sales -- TTM	$193,194	$208,125	$220,958	$232,887	$241,546	$252,064	21%
WW net sales -- TTM Y/Y growth, excluding F/X	34%	36%	35%	30%	26%	23%	N/A
Operating income	$1,927	$2,983	$3,724	$3,786	$4,420	$3,084	3%
F/X impact -- favorable (unfavorable)	$(29)	$42	$90	$123	$84	$58	N/A
Operating income -- Y/Y growth (decline), excluding F/X	95%	369%	948%	72%	125%	1%	N/A
Operating margin -- % of WW net sales	3.8%	5.6%	6.6%	5.2%	7.4%	4.9%	N/A
Operating income -- TTM	$5,028	$7,384	$10,762	$12,421	$14,914	$15,014	103%
Operating income -- TTM Y/Y growth (decline), excluding F/X	25%	115%	231%	197%	190%	99%	N/A
Operating margin -- TTM % of WW net sales	2.6%	3.5%	4.9%	5.3%	6.2%	6.0%	N/A
Net income	$1,629	$2,534	$2,883	$3,027	$3,561	$2,625	4%
Net income per diluted share	$3.27	$5.07	$5.75	$6.04	$7.09	$5.22	3%
Net income -- TTM	$3,938	$6,275	$8,902	$10,073	$12,005	$12,096	93%
Net income per diluted share -- TTM	$7.90	$12.63	$17.85	$20.14	$23.96	$24.15	91%
______________________________

(1)
On January 1, 2019, we adopted accounting guidance amending the accounting for leases, which did not have a material impact on our 2019 operating results. Prior period amounts were not retrospectively adjusted. Under this new guidance, leases we previously referred to as “capital leases” are now referred to as “finance leases.” Leases we previously referred to as “finance leases” are now referred to as “financing obligations.”

(2)
For the twelve months ended June 30, 2019, this amount relates to equipment included in “Property and equipment acquired under finance leases” of $11,944 million. Amounts for periods prior to 2019 have not been retrospectively adjusted.

(3)
For the twelve months ended June 30, 2019, this amount relates to property included in “Principal repayments of finance leases” of $8,693 million. Amounts for periods prior to 2019 have not been retrospectively adjusted.

(4)	Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from property and equipment incentives.”

(5)
Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”

(6)
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Y/Y % Change
Segments
North America Segment:
Net sales	$30,725	$32,169	$34,348	$44,124	$35,812	$38,653	20%
Net sales -- Y/Y growth, excluding F/X	46%	44%	35%	18%	17%	20%	N/A
Net sales -- TTM	$115,843	$125,642	$134,545	$141,366	$146,453	$152,938	22%
Operating income	$1,149	$1,835	$2,032	$2,251	$2,287	$1,564	(15)%
F/X impact -- favorable (unfavorable)	$(10)	$1	$9	$17	$13	$7	N/A
Operating income -- Y/Y growth (decline), excluding F/X	95%	321%	N/A	32%	98%	(15)%	N/A
Operating margin -- % of North America net sales	3.7%	5.7%	5.9%	5.1%	6.4%	4.0%	N/A
Operating income -- TTM	$3,390	$4,788	$6,708	$7,267	$8,405	$8,134	70%
Operating margin -- TTM % of North America net sales	2.9%	3.8%	5.0%	5.1%	5.7%	5.3%	N/A
International Segment:
Net sales	$14,875	$14,612	$15,549	$20,829	$16,192	$16,370	12%
Net sales -- Y/Y growth, excluding F/X	21%	21%	15%	19%	16%	17%	N/A
Net sales -- TTM	$58,111	$61,239	$63,074	$65,866	$67,184	$68,941	13%
Operating income (loss)	$(622)	$(494)	$(385)	$(642)	$(90)	$(601)	22%
F/X impact -- favorable (unfavorable)	$70	$86	$47	$55	$(39)	$(36)	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	44%	(20)%	(54)%	(24)%	(92)%	15%	N/A
Operating margin -- % of International net sales	(4.2)%	(3.4)%	(2.5)%	(3.1)%	(1.0)%	(3.7)%	N/A
Operating income (loss) -- TTM	$(3,202)	$(2,971)	$(2,420)	$(2,142)	$(1,610)	$(1,718)	(42)%
Operating margin -- TTM % of International net sales	(5.5)%	(4.9)%	(3.8)%	(3.3)%	(2.4)%	(2.5)%	N/A
AWS Segment:
Net sales	$5,442	$6,105	$6,679	$7,430	$7,696	$8,381	37%
Net sales -- Y/Y growth, excluding F/X	48%	49%	46%	46%	42%	37%	N/A
Net sales -- TTM	$19,240	$21,244	$23,339	$25,655	$27,909	$30,185	42%
Operating income	$1,400	$1,642	$2,077	$2,177	$2,223	$2,121	29%
F/X impact -- favorable (unfavorable)	$(89)	$(45)	$34	$51	$110	$87	N/A
Operating income -- Y/Y growth, excluding F/X	67%	84%	75%	57%	51%	24%	N/A
Operating margin -- % of AWS net sales	25.7%	26.9%	31.1%	29.3%	28.9%	25.3%	N/A
Operating income -- TTM	$4,840	$5,567	$6,473	$7,296	$8,119	$8,598	54%
Operating margin -- TTM % of AWS net sales	25.2%	26.2%	27.7%	28.4%	29.1%	28.5%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Y/Y % Change
Net Sales:
Online stores (1)	$26,939	$27,165	$29,061	$39,822	$29,498	$31,053	14%
Online stores - Y/Y growth, excluding F/X	13%	12%	11%	14%	12%	16%	N/A
Physical stores (2)	$4,263	$4,312	$4,248	$4,401	$4,307	$4,330	—%
Physical stores - Y/Y growth, excluding F/X	N/A	N/A	N/A	(3)%	1%	1%	N/A
Third-party seller services (3)	$9,265	$9,702	$10,395	$13,383	$11,141	$11,962	23%
Third-party seller services - Y/Y growth, excluding F/X	39%	36%	32%	28%	23%	25%	N/A
Subscription services (4)	$3,102	$3,408	$3,698	$3,959	$4,342	$4,676	37%
Subscription services - Y/Y growth, excluding F/X	56%	55%	52%	26%	42%	39%	N/A
AWS	$5,442	$6,105	$6,679	$7,430	$7,696	$8,381	37%
AWS - Y/Y growth, excluding F/X	48%	49%	46%	46%	42%	37%	N/A
Other (5) (6)	$2,031	$2,194	$2,495	$3,388	$2,716	$3,002	37%
Other - Y/Y growth, excluding F/X (6)	132%	129%	123%	97%	36%	37%	N/A

Stock-based Compensation Expense
Cost of sales	$15	$19	$19	$21	$24	$43	123%
Fulfillment	$244	$320	$269	$287	$234	$360	12%
Marketing	$161	$190	$201	$217	$209	$307	62%
Technology and content	$631	$788	$719	$750	$675	$1,077	37%
General and administrative	$132	$151	$142	$142	$132	$184	22%
Total stock-based compensation expense	$1,183	$1,468	$1,350	$1,417	$1,274	$1,971	34%
Other
WW shipping costs	$6,069	$5,990	$6,568	$9,041	$7,320	$8,134	36%
WW shipping costs -- Y/Y growth	38%	31%	22%	23%	21%	36%	N/A
WW paid units -- Y/Y growth (7)	22%	17%	15%	14%	10%	18%	N/A
WW seller unit mix -- % of WW paid units (7)	52%	53%	53%	52%	53%	54%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	563,100	575,700	613,300	647,500	630,600	653,300	13%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	60%	51%	13%	14%	12%	13%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in Subscription services.

(2)
Includes product sales where our customers physically select items in a store. Sales from customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”

(3)	Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime memberships, as well as audiobook, digital video, e-book, digital music, and other non-AWS subscription services.

(5)	Primarily includes sales of advertising services, as well as sales related to our other service offerings.

(6)	As a result of revenue recognition accounting guidance adopted on January 1, 2018, certain advertising services are classified as revenue rather than a reduction in cost of sales.

(7)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Dan Perlet, amazon-pr@amazon.com
amazon.com/ir	amazon.com/pr